Exhibit 10.40

THIS PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF A PORTION OF THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.  THIS PROMISSORY NOTE OR SUCH SHARES MAY NOT BE SOLD, DISTRIBUTED, PLEDGED, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES; (B) THE COMPANY (DEFINED BELOW) RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION AND SUCH OPINION IS IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY; OR (C) PURSUANT TO RULE 144 UNDER SUCH ACT.

VENDINGDATA CORPORATION
NOTE DUE JANUARY 2, 2004

$1,000,000	October 21, 2003

For Value Received, the undersigned, VendingData Corporation, a Nevada corporation (“Obligor”), hereby promises to pay to the order of Triage Offshore Fund, Ltd. or its registered assigns (“Holder”) on January 2, 2004, the principal sum of One Million Dollars ($1,000,000) and to pay an interest fee (the “Fee”) in the amount of Fifty Thousand Dollars ($50,000).  The outstanding principal balance under this Note and the Fee shall be due and payable in a single payment on January 2, 2004.  At its discretion, and pursuant to the terms set forth herein, Obligor may, at any time, redeem the Note without penalty upon payment of the face value of the Note and any unpaid portion of the Fee.

In lieu of payment of the Fee, Holder may, at its option, and at any time until this Note is paid-in-full, elect to waive payment of the Fee, or a portion thereof, in exchange for shares of Obligor’s common stock (“Common Stock”) at the conversion price of $2.25 per share, (the “Conversion Price”), subject to such adjustment or adjustments, if any, of such Conversion Price and the Common Stock issuable upon conversion.  If the obligor elects to pre-pay the Note, it shall provide five (5) business days notice of the same to the Holder.  Within three (3) business days of Holder’s receipt of such notice, it shall notify Obligor, in writing, of its intent to either (1) receive payment of the Fee; or (2) waive payment of the Fee, or a portion thereof, in exchange for shares of Common Stock.  If Obligor does not provide Holder with written notice of its intent to pre-pay the Note, then Holder shall, no later than December 30, 2003, notify Obligor, in writing, of Holder’s intent to either receive payment of the Fee, or a portion thereof, or to waive payment of the Fee in exchange for shares of Common Stock.  Upon Obligor’s receipt of the conversion notice attached hereto, or of a separate written notice substantially in the form of such conversion notice, duly executed by Holder and stating that the Holder elects to convert the Fee, or a portion thereof, Obligor shall, as soon as practicable after the maturity or pre-payment of the Note, deliver or cause to be delivered a certificate for the number of full shares of Common Stock issuable upon the conversion.  No fractional shares will be issued on conversion, and instead of any fractional interest, Obligor shall pay a cash adjustment.  The stock certificate(s) shall be registered in the name of such Holder.  If Obligor shall, prior to the conversion of the Fee or payment of this Note in full, (i) declare a dividend or make a distribution of its Common Stock payable in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of capital stock of Obligor by reclassification or capital reorganization of its Common Stock, then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that Holder shall be entitled to receive the number and kind of shares of Common Stock or other capital stock which Holder would have owned or have been entitled to receive immediately after such action had Holder converted this Note immediately prior to the record date in the case of (i), or the effective date in the case of (ii), (iii) or (iv).

If Obligor does not redeem this Note on or before January 2, 2004, Obligor shall issue to Holder 25,000 warrants with an exercise price of $2.25 per share for each $1 million in principal that remains outstanding for each thirty (30) day period beyond January 2, 2004, subject to the adjustments described in the immediately preceding paragraph.

This Note shall be pari passu with the Obligor’s outstanding 10% partially convertible notes.

Obligor may not, without the prior written consent of Holder, issue other indebtedness that has a senior ranking to this Note in priority of payment.  In the event any action is taken to collect or enforce the indebtedness evidenced by this Note (the “Indebtedness”) or any part thereof, Obligor agrees to pay, in addition to the principal and Fee due and payable hereon, all costs of collecting this Note, including reasonable attorneys’ fees and expenses. These costs shall include any expenses incurred by Holder in any bankruptcy, reorganization, or other insolvency proceeding.

No delay or omission of Holder in exercising any right or rights, shall operate as a waiver of such right or any other rights. A waiver on one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

The liability of Obligor under this Note (and the liability of any endorsers of this Note) shall not be discharged, diminished or in any way impaired by (a) any waiver by Holder or failure to enforce or exercise rights under any of the terms, covenants or conditions of this Note, (b) the granting of any renewal, indulgence, extension of time to Obligor, or any other obligors of the Indebtedness, or (c) the addition or release of any person or entity primarily or secondarily liable for the Indebtedness.

In no event shall the Fee or any interest rate charged or received hereunder at any time exceed the maximum interest rate permitted under applicable law. Payments of the Fee or any interest received by Holder hereunder which would otherwise cause the Fee or interest rate hereunder to exceed such maximum Fee or interest rate shall, to the extent of such excess, be deemed to be (and be deemed to have been contracted as being) prepayments of principal and applied as such.

This Note shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. Every person and entity at any time liable for the payment of this Note hereby waives demand, presentment, protest, notice of protest, notice of nonpayment due and all other requirements otherwise necessary to hold them immediately liable for payment hereunder.

This Note is governed by and shall be construed and enforced in accordance with the laws of the State of Nevada.  Any dispute arising under this Note shall be brought in any state of federal court of competent jurisdiction sitting in Clark County, Nevada.

Time is of the essence with respect to all of the terms and provisions of this Note.

VendingData Corporation

By:	/s/ Stacie L. Brown, Attorney-In-Fact for
Steven J. Blad President and Chief Executive Officer
Date:	October 21, 2003

NOTICE OF CONVERSION

To VendingData Corporation:

The undersigned owner of this Note due January 2, 2004 (this “Note”) hereby irrevocably exercises the option to convert the Fifty Thousand Dollar ($50,000.00) interest fee into shares of restricted common stock of VendingData Corporation (“Common Stock”), in accordance with the terms and conditions of this Note, and directs that the shares of restricted Common Stock issuable and deliverable upon conversion be issued and delivered to the undersigned.

DATED:
ATTEST:
SIGNED:	SIGNED:
BY:	BY:
ITS:	ITS: